EXHIBIT 23.0

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 033-88414) of The Cheesecake Factory Incorporated of our report dated February 1, 2002 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California
March 13, 2002

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